UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2019

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 Century Park East Suite 220

LOS ANGELES, CA 90067

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: 424-259-3521

Not Applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

McBride Distribution (Budweiser Distributor) in Fayetteville Arkansas Sign Sales Agreement to Market ENDOWATER Products with Right on Brands (RTON)

McBride Distributing Company is in Fayetteville, Arkansas. This organization primarily operates in the Beer and other Fermented Malt Liquors business / industry within the Wholesale Trade - Nondurable Goods sector. This organization has been operating for approximately 53 years. McBride Distributing Company is estimated to generate $20.0 million in annual revenues and employs approximately 42 people at this single 70,000 SQUARE foot location. McBride services the following counties in Arkansas: Benton, Carroll, Boone, Marion, Baxter, Washington, Madison, Newton and Searcy. McBride Distribution services the University of Arkansas area.

http://www.facebook.com/pages/McBride-Distributing-Company-Inc/146938228663307

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned authorized officer.

Right on Brands, Inc.

Date: February 26, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel
CEO

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